Exhibit 99.1
AMERICOLD ANNOUNCES SECOND QUARTER 2024 RESULTS
Achieves Double Digit Same Store NOI Growth,
Record Services Margins for a Second Consecutive Quarter and Raises Full Year Earnings Guidance

Atlanta, GA, August 8, 2024 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the second quarter ended June 30, 2024.

George Chappelle, Chief Executive Officer of Americold Realty Trust, stated, “As the operational and financial results of the second quarter highlight, it's been another great quarter for organic growth at Americold as we produced double digit year-over-year growth in Global Warehouse Same Store NOI, Same Store Warehouse Services Margins, and ultimately AFFO. The efforts the team has put in over the past almost three years to build a productive, stabilized workforce have created a solid foundation in which we were not only able to expand, but continue to produce sustainable services margins across any macroeconomic environment, which supported the improvement in our outlook for the year. Further, the significant investments we have made in our technology and the processes we have put in place have resulted in enhanced revenue capture, and better labor and cost management. We have also been investing back into our business by doubling the capital deployment development guide from last year to $200 - $300 million this year, and are tracking to potentially exceed that number. All of these efforts sets Americold up extremely well for the eventual return of consumer demand.”
Second Quarter 2024 Highlights
•Total revenue of $661.0 million, a 1.7% change from $649.6 million in Q2 2023.
•Net loss of $64.4 million, or $0.23 loss per diluted common share.
•Total Company NOI increased 17.1% to $215.5 million from $184.1 million in Q2 2023.
•Total Company NOI margin increased 427 bps to 32.6% from 28.3% in Q2 2023.
•Global Warehouse same store services margin increased to 13.2% from 1.1% in Q2 2023 on a constant currency basis.
•Core FFO of $95.0 million, or $0.33 per diluted common share.
•AFFO of $109.4 million, or $0.38 per diluted common share.
•Core EBITDA of $165.5 million increased $30.8 million, or 22.9% from $134.7 million in Q2 2023.
•Core EBITDA margin of 25.0% increased 430 basis points from 20.7% in Q2 2023.
•Global Warehouse segment same store revenue increased 3.4% on an actual basis, or increased 5.3% on a constant currency basis.
•Global Warehouse segment same store NOI increased 17.3%, or 19.3% on a constant currency basis.

2024 Outlook
The table below includes the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of	As of
	August 8, 2024	May 9, 2024	February 22, 2024
Warehouse segment same store revenue growth (constant currency)	2.0% - 4.0%	2.5% - 5.5%	2.5% - 5.5%
Warehouse segment same store NOI growth (constant currency)	900 - 1000 bps higher than associated revenue	700 - 750 bps higher than associated revenue	400 - 450 bps higher than associated revenue
Warehouse segment non-same store NOI	$(7)M - $1M	$(7)M - $1M	$(3)M - $9M
Transportation and Managed segment NOI	$42M - $47M	$42M - $47M	$45M - $50M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $23M - $25M and $5M - $7M of Orion amortization)	$247M - $261M	$247M - $261M	$247M - $261M
Interest expense	$133M - $141M	$135M - $143M	$141M - $149M
Current income tax expense	$7M - $10M	$9M - $12M	$9M - $12M
Deferred income tax benefit	$6M - $8M	$6M - $8M	$6M - $8M
Non real estate depreciation and amortization expense	$133M - $141M	$127M - $135M	$127M - $135M
Total maintenance capital expenditures	$80M - $90M	$80M - $90M	$80M - $90M
Development starts (1)	$200M - $300M	$200M - $300M	$200M - $300M
AFFO per share	$1.44 - $1.50	$1.38 - $1.46	$1.32 - $1.42
Assumed FX rates	1 ARS = 0.0011 USD 1 AUS = 0.6614 USD 1 BRL = 0.0170 USD 1 CAD = 0.7330 USD 1 EUR = 1.079 USD 1 GBP = 1.2680 USD 1 NZD = 0.6113 USD 1 PLN = 0.2498 USD	1 ARS = 0.0012 USD 1 AUS = 0.6576 USD 1 BRL = 0.1925 USD 1 CAD = 0.7401 USD 1 EUR = 1.0857 USD 1 GBP = 1.2684 USD 1 NZD = 0.6128 USD 1 PLN = 0.2507 USD	1 ARS = 0.0012 USD 1 AUS = 0.6615 USD 1 BRL = 0.2016 USD 1 CAD = 0.7438 USD 1 EUR = 1.0914 USD 1 GBP = 1.2662 USD 1 NZD = 0.6168 USD 1 PLN = 0.2520 USD

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, August 8, 2024 at 8:00 a.m. Eastern Time to discuss its second quarter 2024 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID#13743083. The telephone replay will be available starting shortly after the call until August 22, 2024.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.
During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

Second Quarter 2024 Total Company Financial Results
Total revenue for the second quarter of 2024 was $661.0 million, a 1.7% change from the $649.6 million from the same quarter of the prior year, which was the result of growth within our Global Warehouse segment, partially offset by changes in our Transportation and Third-party managed segments. The growth within our Global Warehouse segment was driven by our pricing initiatives and rate escalations, partially offset by lower economic occupancy and throughput.
Total NOI for the second quarter of 2024 was $215.5 million, an increase of 17.1% from the same quarter of the prior year. This increase is a result of strong variable cost control driving higher warehouse services margins, in addition to the drivers of revenue growth mentioned above.
For the second quarter of 2024, the Company reported net loss of $64.4 million, or $0.23 loss per diluted share, compared to net loss of $104.8 million, or $0.39 loss per diluted share, for the comparable quarter of the prior year.
Core EBITDA was $165.5 million for the second quarter of 2024, compared to $134.7 million for the comparable quarter of the prior year. This reflects a 22.9% increase over prior year on an actual basis, and 24.7% on a constant currency basis. The increase is due to the same factors driving the increase in NOI mentioned above.
For the second quarter of 2024, Core FFO was $95.0 million, or $0.33 per diluted share, compared to $62.5 million, or $0.23 per diluted share, for the second quarter of 2023.
For the second quarter of 2024, AFFO was $109.4 million, or $0.38 per diluted share, compared to $75.6 million, or $0.28 per diluted share, for the second quarter of 2023.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Second Quarter 2024 Global Warehouse Segment Results
The following table presents revenues, contribution (NOI) and margins for our same store and non-same store warehouses with a reconciliation to the total financial metrics of our warehouse segment for the three and six months ended June 30, 2024. Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.

	Three Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	235		237	n/a	n/a

Rent and storage	$267,671	$273,751	$275,183	(2.7)%	(0.5)%
Warehouse services	332,716	337,351	305,987	8.7%	10.3%
Total revenue	$600,387	$611,102	$581,170	3.3%	5.2%
Global Warehouse contribution (NOI)	$204,531	$208,100	$172,842	18.3%	20.4%
Global Warehouse margin	34.1%	34.1%	29.7%	433 bps	431 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,311	n/a	4,580	(5.9)%	n/a
Average physical occupied pallets	3,740	n/a	4,187	(10.7)%	n/a
Average physical pallet positions	5,519	n/a	5,424	1.8%	n/a
Economic occupancy percentage	78.1%	n/a	84.4%	-634 bps	n/a
Physical occupancy percentage	67.8%	n/a	77.2%	-943 bps	n/a
Total rent and storage revenue per average economic occupied pallet	$62.09	$63.50	$60.08	3.3%	5.7%
Total rent and storage revenue per average physical occupied pallet	$71.57	$73.20	$65.72	8.9%	11.4%
Global Warehouse services metrics:
Throughput pallets	9,024	n/a	9,118	(1.0)%	n/a
Total warehouse services revenue per throughput pallet	$36.87	$37.38	$33.56	9.9%	11.4%

SAME STORE WAREHOUSE
Number of same store warehouses	226		226	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$257,924	$263,984	$264,134	(2.4)%	(0.1)%
Warehouse services	324,767	329,372	299,417	8.5%	10.0%
Total same store revenue	$582,691	$593,356	$563,551	3.4%	5.3%
Global Warehouse same store contribution (NOI)	$206,604	$210,247	$176,205	17.3%	19.3%
Global Warehouse same store margin	35.5%	35.4%	31.3%	419 bps	417 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,165	n/a	4,468	(6.8)%	n/a
Average physical occupied pallets	3,615	n/a	4,099	(11.8)%	n/a
Average physical pallet positions	5,245	n/a	5,277	(0.6)%	n/a
Economic occupancy percentage	79.4%	n/a	84.7%	-526 bps	n/a
Physical occupancy percentage	68.9%	n/a	77.7%	-875 bps	n/a
Same store rent and storage revenue per average economic occupied pallet	$61.94	$63.38	$59.12	4.8%	7.2%
Same store rent and storage revenue per average physical occupied pallet	$71.34	$73.02	$64.44	10.7%	13.3%
Global Warehouse same store services metrics:
Throughput pallets	8,717	n/a	8,873	(1.8)%	n/a
Same store warehouse services revenue per throughput pallet	$37.26	$37.79	$33.74	10.4%	12.0%

	Three Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	9		11	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$9,747	$9,767	$11,049	n/r	n/r
Warehouse services	7,949	7,979	6,570	n/r	n/r
Total non-same store revenue	$17,696	$17,746	$17,619	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$(2,073)	$(2,147)	$(3,363)	n/r	n/r
Global Warehouse non-same store margin	(11.7)%	(12.1)%	(19.1)%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	146	n/a	112	n/r	n/a
Average physical occupied pallets	125	n/a	88	n/r	n/a
Average physical pallet positions	274	n/a	147	n/r	n/a
Economic occupancy percentage	53.3%	n/a	76.2%	n/r	n/a
Physical occupancy percentage	45.6%	n/a	59.9%	n/r	n/a
Non-same store rent and storage revenue per average economic occupied pallet	$66.76	$66.90	$98.65	n/r	n/r
Non-same store rent and storage revenue per average physical occupied pallet	$77.98	$78.14	$125.56	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	307	n/a	245	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$25.89	$25.99	$26.82	n/r	n/r
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

	Six Months Ended June 30,			Change
Dollars in thousands	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	235		237	n/a	n/a
Global Warehouse revenue:
Rent and storage	$537,095	$548,390	$546,591	(1.7)%	0.3%
Warehouse services	661,002	669,779	629,631	5.0%	6.4%
Total revenue	$1,198,097	$1,218,169	$1,176,222	1.9%	3.6%
Global Warehouse contribution (NOI)	$401,662	$408,064	$347,669	15.5%	17.4%
Global Warehouse margin	33.5%	33.5%	29.6%	397 bps	394 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,353	n/a	4,566	(4.7)%	n/a
Average physical occupied pallets	3,775	n/a	4,188	(9.9)%	n/a
Average physical pallet positions	5,525	n/a	5,421	1.9%	n/a
Economic occupancy percentage	78.8%	n/a	84.2%	-544 bps	n/a
Physical occupancy percentage	68.3%	n/a	77.3%	-893 bps	n/a
Total rent and storage revenue per average economic occupied pallet	$123.39	$125.98	$119.70	3.1%	5.2%
Total rent and storage revenue per average physical occupied pallet	$142.28	$145.27	$130.50	9.0%	11.3%
Global Warehouse services metrics:
Throughput pallets	18,075	n/a	18,770	(3.7)%	n/a
Total warehouse services revenue per throughput pallet	$36.57	$37.06	$33.54	9.0%	10.5%

SAME STORE WAREHOUSE
Number of same store warehouses	226		226	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$514,220	$525,434	$528,184	(2.6)%	(0.5)%
Warehouse services	645,183	653,819	616,395	4.7%	6.1%
Total same store revenue	$1,159,403	$1,179,253	$1,144,579	1.3%	3.0%
Global Warehouse same store contribution (NOI)	$407,187	$413,633	$360,924	12.8%	14.6%
Global Warehouse same store margin	35.1%	35.1%	31.5%	359 bps	354 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,204	n/a	4,460	(5.7)%	n/a
Average physical occupied pallets	3,649	n/a	4,103	(11.1)%	n/a
Average physical pallet positions	5,245	n/a	5,277	(0.6)%	n/a
Economic occupancy percentage	80.2%	n/a	84.5%	-437 bps	n/a
Physical occupancy percentage	69.6%	n/a	77.8%	-818 bps	n/a
Same store rent and storage revenue per average economic occupied pallet	$122.34	$124.98	$118.42	3.3%	5.5%
Same store rent and storage revenue per average physical occupied pallet	$140.94	$143.99	$128.73	9.5%	11.9%
Global Warehouse same store services metrics:
Throughput pallets	17,398	n/a	18,269	(4.8)%	n/a
Same store warehouse services revenue per throughput pallet	$37.08	$37.58	$33.74	9.9%	11.4%

	Six Months Ended June 30,			Change
Dollars in thousands	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	9		11
Global Warehouse non-same store revenue:
Rent and storage	$22,875	$22,956	$18,407	n/r	n/r
Warehouse services	15,819	15,960	13,236	n/r	n/r
Total non-same store revenue	$38,694	$38,916	$31,643	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$(5,525)	$(5,569)	$(13,255)	n/r	n/r
Global Warehouse non-same store margin	(14.3)%	(14.3)%	(41.9)%	n/r	n/r
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	149	n/a	106	n/r	n/a
Average physical occupied pallets	126	n/a	85	n/r	n/a
Average physical pallet positions	280	n/a	144	n/r	n/a
Economic occupancy percentage	53.2%	n/a	73.6%	n/r	n/a
Physical occupancy percentage	45.0%	n/a	59.0%	n/r	n/a
Non-same store rent and storage revenue per average economic occupied pallet	$153.52	$154.07	$173.65	n/r	n/r
Non-same store rent and storage revenue per average physical occupied pallet	$181.55	$182.19	$216.55	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	677	n/a	501	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$23.37	$23.57	$26.42	n/r	n/r

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

For the second quarter of 2024, Global Warehouse segment revenue was $600.4 million, an increase of $19.2 million, or 3.3%, compared to $581.2 million for the second quarter of 2023. This growth was principally driven by our pricing initiatives and rate escalations. This was partially offset by lower occupancy and throughput pallets due to consumer buying habits.
Global Warehouse segment contribution (NOI) was $204.5 million for the second quarter of 2024 as compared to $172.8 million for the second quarter of 2023, an increase of $31.7 million or 18.3%. Global Warehouse segment contribution (NOI) increased due to higher revenue, strong variable cost controls and labor efficiencies. Global Warehouse segment margin was 34.1% for the second quarter of 2024, a 433 basis point increase as to compared to the second quarter of 2023, driven by improvement in our warehouse services margin.
Fixed Commitment Rent and Storage Revenue
As of June 30, 2024, $618.0 million of the Company’s annualized rent and storage revenues were derived from customers with fixed commitment storage contracts. This compares to $597.9 million at the end of the first quarter of 2024 and $521.3 million at the end of the second quarter of 2023. We continue to make progress on commercializing business under this type of arrangement. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 56.6% of rent and storage revenue was generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the second quarter of 2024, economic occupancy for the total warehouse segment was 78.1% and warehouse segment same store pool was 79.4%, representing a 1,035 basis point and 1,049 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 634 basis points, and the warehouse segment same store pool decreased 526 basis points as compared to the second quarter of 2023.
Real Estate Portfolio
As of June 30, 2024, the Company’s portfolio consists of 239 facilities. The Company ended the second quarter of 2024 with 235 facilities in its Global Warehouse segment portfolio and four facilities in its Third-party managed segment. The same store population consists of 226 facilities for the quarter ended June 30, 2024. The non-same store facility count consists of: five sites in the expansion and development phase, two facilities that we purchased in 2023, one facility that requires capital investment in anticipation of repurposing, and one site in which we have ceased operations and intend to lease to a third party.
Balance Sheet Activity and Liquidity
As of June 30, 2024, the Company had total liquidity of approximately $553.7 million, including cash and capacity on its revolving credit facility. Total net debt outstanding was $3.3 billion (inclusive of $177.0 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 95% was in an unsecured structure. At quarter end, net debt to pro forma Core EBITDA was approximately 5.3x. The Company’s total debt outstanding includes $3.2 billion of unsecured debt, which excludes sale-leaseback and financing lease obligations. The Company’s real estate debt has a remaining weighted average term of 4.6 years and carries a weighted average contractual interest rate of 4.0%. As of June 30, 2024, 82% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt. The Company has no material debt maturities until 2026, inclusive of extension options.
Dividend
On May 21, 2024, the Company’s Board of Directors declared a dividend of $0.22 per share for the second quarter of 2024, which was paid on July 15, 2024 to common stockholders of record as of June 28, 2024.
About the Company
Americold is a global leader in temperature-controlled logistics real estate and value added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 239 temperature-controlled warehouses, with approximately 1.4 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, same store segment revenue, contribution (NOI) and margin, and maintenance capital expenditures. Definitions of these non-GAAP metrics are included in our quarterly financial supplement, and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included herein. Each of the non-GAAP measures included in this press release has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this press release may not be comparable to similarly titled measures disclosed by other companies, including other REITs.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: rising inflationary pressures, increased interest rates and operating costs; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our recent acquisitions; difficulties in expanding our operations into new markets; uncertainties and risks related to public health crises; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes, and those related to the cyber matter which occurred on April 26, 2023; risks related to implementation of the new ERP system, defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including our JV investments; risks related to natural disasters; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing on attractive terms, or at all; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the potential dilutive effect of our common stock offerings, including our ongoing at the market program; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements may contain such words. Examples of forward-looking statements included in this press release include those regarding our 2024 outlook and our migration of our customers to fixed commitment storage contracts. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future except to the extent required by law.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	June 30, 2024	December 31, 2023
Assets
Property, buildings, and equipment:
Land	$816,949	$820,831
Buildings and improvements	4,458,632	4,464,359
Machinery and equipment	1,575,540	1,565,431
Assets under construction	510,085	452,312
	7,361,206	7,302,933
Accumulated depreciation	(2,330,672)	(2,196,196)
Property, buildings, and equipment – net	5,030,534	5,106,737

Operating leases - net	231,822	247,302
Financing leases - net	105,770	105,164

Cash, cash equivalents, and restricted cash	44,198	60,392
Accounts receivable – net of allowance of $21,672 and $21,647 at June 30, 2024 and December 31, 2023, respectively	429,080	426,048
Identifiable intangible assets – net	874,788	897,414
Goodwill	790,612	794,004
Investments in and advances to partially owned entities	41,481	38,113
Other assets	254,168	194,078
Total assets	$7,802,453	$7,869,252

Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$619,636	$392,156
Accounts payable and accrued expenses	570,818	568,764
Senior unsecured notes and term loans – net of deferred financing costs of $9,254 and $10,578, in the aggregate, at June 30, 2024 and December 31, 2023, respectively	2,574,022	2,601,122
Sale-leaseback financing obligations	81,201	161,937
Financing lease obligations	95,768	97,177
Operating lease obligations	226,764	240,251
Unearned revenue	27,290	28,379
Deferred tax liability - net	129,512	135,797
Other liabilities	7,854	9,082
Total liabilities	4,332,865	4,234,665

Equity
Stockholders' equity
Common stock, $0.01 par value per share – 500,000,000 authorized shares; 284,079,137 and 283,699,120 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	2,840	2,837
Paid-in capital	5,635,353	5,625,907
Accumulated deficit and distributions in excess of net earnings	(2,176,035)	(1,995,975)
Accumulated other comprehensive income (loss)	(14,313)	(16,640)
Total stockholders’ equity	3,447,845	3,616,129
Noncontrolling interests	21,743	18,458
Total equity	3,469,588	3,634,587

Total liabilities and equity	$7,802,453	$7,869,252

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Rent, storage, and warehouse services	$600,387	$581,170	$1,198,097	$1,176,222
Transportation services	50,637	58,072	107,490	126,150
Third-party managed services	9,931	10,368	20,348	23,727
Total revenues	660,955	649,610	1,325,935	1,326,099
Operating expenses:
Rent, storage, and warehouse services cost of operations	395,856	408,328	796,435	828,553
Transportation services cost of operations	41,787	48,263	87,118	104,681
Third-party managed services cost of operations	7,829	8,968	16,063	21,248
Depreciation and amortization	89,649	84,892	181,744	169,916
Selling, general, and administrative	59,453	53,785	124,879	116,640
Acquisition, cyber incident, and other, net	3,013	27,235	18,011	34,382
Gain from sale of real estate	—	(2,528)	(3,514)	(2,337)
Total operating expenses	597,587	628,943	1,220,736	1,273,083

Operating income	63,368	20,667	105,199	53,016

Other income (expense):
Interest expense	(33,180)	(36,431)	(66,610)	(70,854)
Loss on debt extinguishment and termination of derivative instruments	(110,682)	(627)	(115,864)	(1,172)
Loss from investments in partially owned entities	(1,034)	(709)	(1,983)	(1,357)
Loss on put option	—	(56,576)	—	(56,576)
Impairment of related party loan receivable	—	(21,972)	—	(21,972)
Other, net	14,623	(415)	24,149	1,018
Loss from continuing operations before income taxes	(66,905)	(96,063)	(55,109)	(97,897)

Income tax (expense) benefit:
Current income tax	(1,857)	(1,923)	(3,232)	(3,900)
Deferred income tax	4,353	1,459	3,734	5,080
Total income tax benefit (expense)	2,496	(464)	502	1,180

Net Loss
Net loss from continuing operations	(64,409)	(96,527)	(54,607)	(96,717)
Net loss from discontinued operations	—	(8,275)	—	(10,656)
Net loss	$(64,409)	$(104,802)	$(54,607)	$(107,373)
Net loss attributable to noncontrolling interests	(300)	(78)	(238)	(87)
Net loss attributable to Americold Realty Trust, Inc.	$(64,109)	$(104,724)	$(54,369)	$(107,286)

Weighted average common stock outstanding – basic	284,683	270,462	284,664	270,387
Weighted average common stock outstanding – diluted	284,683	270,462	284,664	270,387

Net loss per common share from continuing operations - basic	$(0.23)	$(0.36)	$(0.19)	$(0.36)
Net loss per common share from discontinued operations - basic	—	(0.03)	—	$(0.04)
Basic loss per share	$(0.23)	$(0.39)	$(0.19)	$(0.40)

Net loss per common share from continuing operations - diluted	$(0.23)	$(0.36)	$(0.19)	$(0.36)
Net loss per common share from discontinued operations - diluted	—	$(0.03)	$—	$(0.04)
Diluted loss per share	$(0.23)	$(0.39)	$(0.19)	$(0.40)

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO
(In thousands, except per share amounts)
	Three Months Ended					YTD
	Q2 24	Q1 24	Q4 23	Q3 23	Q2 23	2024
Net (loss) income	$(64,409)	$9,802	$(226,800)	$(2,096)	$(104,802)	$(54,607)
Adjustments:
Real estate related depreciation	56,410	56,275	57,183	56,373	54,740	112,685
(Gain) loss from sale of real estate	—	(3,514)	5	78	(2,528)	(3,514)
Net loss (gain) on asset disposals	53	40	260	(25)	—	93
Our share of reconciling items related to partially owned entities	418	148	280	290	232	566
NAREIT FFO	$(7,528)	$62,751	$(169,072)	$54,620	$(52,358)	$55,223
Adjustments:
Net (gain) loss on sale of non-real estate assets	(548)	(20)	3,312	(296)	289	(568)
Acquisition, cyber incident and other, net	3,013	14,998	15,774	13,931	27,235	18,011
Goodwill impairment	—	—	236,515	—	—	—
Loss on debt extinguishment and termination of derivative instruments	110,682	5,182	627	683	627	115,864
Foreign currency exchange (gain) loss	(11,321)	373	(28)	705	212	(10,948)
Gain on legal settlement related to prior period operations	—	(6,104)	(2,180)	—	—	(6,104)
Project Orion deferred costs amortization	581	—	—	—	—	581
Our share of reconciling items related to partially owned entities	144	136	(184)	147	(27)	280
Net (gain) loss from discontinued operations	—	—	—	(203)	8,275	—
Impairment of related party receivable	—	—	—	—	21,972	—
Loss on put option	—	—	—	—	56,576	—
Gain on sale of LATAM JV	—	—	—	—	(304)	—
Core FFO	$95,023	$77,316	$84,764	$69,587	$62,497	$172,339
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,294	1,289	1,290	1,286	1,279	2,583
Amortization of below/above market leases	360	368	360	369	375	728
Straight-line rental expense adjustment	367	589	597	544	361	956
Deferred income tax (benefit) expense	(4,353)	619	(3,228)	(2,473)	(1,459)	(3,734)
Stock-based compensation expense	6,064	6,619	5,780	6,203	4,639	12,683
Non-real estate depreciation and amortization	33,239	35,820	36,916	33,355	30,152	69,059
Maintenance capital expenditures (a)	(22,832)	(17,933)	(18,670)	(20,907)	(22,590)	(40,765)
Our share of reconciling items related to partially owned entities	235	226	208	198	303	461
Adjusted FFO	$109,397	$104,913	$108,017	$88,162	$75,557	$214,310

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO (continued)
(In thousands except per share amounts)
	Three Months Ended					YTD
	Q2 24	Q1 24	Q4 23	Q3 23	Q2 23	2024

NAREIT FFO	$(7,528)	$62,751	$(169,072)	$54,620	$(52,358)	$55,223
Core FFO	$95,023	$77,316	$84,764	$69,587	$62,497	$172,339
Adjusted FFO	$109,397	$104,913	$108,017	$88,162	$75,557	$214,310

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	284,683	284,644	284,263	278,137	270,462	284,664
Dilutive stock options and unvested restricted stock units	327	234	502	519	695	280
Weighted average dilutive shares	285,010	284,878	284,765	278,656	271,157	284,944

NAREIT FFO - basic per share	$(0.03)	$0.22	$(0.59)	$0.20	$(0.19)	$0.19
NAREIT FFO - diluted per share	$(0.03)	$0.22	$(0.59)	$0.20	$(0.19)	$0.19

Core FFO - basic per share	$0.33	$0.27	$0.30	$0.25	$0.23	$0.61
Core FFO - diluted per share	$0.33	$0.27	$0.30	$0.25	$0.23	$0.60

Adjusted FFO - basic per share	$0.38	$0.37	$0.38	$0.32	$0.28	$0.75
Adjusted FFO - diluted per share	$0.38	$0.37	$0.38	$0.32	$0.28	$0.75
(a)Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Reconciliation of Net (Loss) Income to NAREIT EBITDAre, and Core EBITDA
(In thousands)
	Three Months Ended					Trailing Twelve Months Ended
	Q2 24	Q1 24	Q4 23	Q3 23	Q2 23	Q2 24
Net (loss) income	$(64,409)	$9,802	$(226,800)	$(2,096)	$(104,802)	$(283,503)
Adjustments:
Depreciation and amortization	89,649	92,095	94,099	89,728	84,892	365,571
Interest expense	33,180	33,430	33,681	35,572	36,431	135,863
Income tax (benefit) expense	(2,496)	1,994	(601)	(492)	464	(1,595)
(Gain) loss from sale of real estate	—	(3,514)	5	78	(2,528)	(3,431)
Adjustment to reflect share of EBITDAre of partially owned entities	1,520	1,470	1,533	1,495	3,085	6,018
NAREIT EBITDAre	$57,444	$135,277	$(98,083)	$124,285	$17,542	$218,923
Adjustments:
Acquisition, cyber incident and other, net	3,013	14,998	15,774	13,931	27,235	47,716
Loss (gain) from investments in partially owned entities	1,034	949	(174)	259	709	2,068
Impairment of indefinite and long-lived assets	—	—	236,515	—	—	236,515
Foreign currency exchange (gain) loss	(11,321)	373	(28)	705	212	(10,271)
Stock-based compensation expense	6,064	6,619	5,780	6,203	4,639	24,666
Loss on debt extinguishment and termination of derivative instruments	110,682	5,182	627	683	627	117,174
(Gain) loss on other asset disposals	(495)	20	3,572	(321)	289	2,776
Gain on legal settlement related to prior period operations	—	(6,104)	(2,180)	—	—	(8,284)
Project Orion deferred costs amortization	581	—	—	—	—	581
Reduction in EBITDAre from partially owned entities	(1,520)	(1,470)	(1,533)	(1,495)	(3,085)	(6,018)
Gain from sale of partially owned entities	—	—	—	—	(304)	—
Net (gain) loss from discontinued operations	—	—	—	(203)	8,275	(203)
Impairment of related party receivable	—	—	—	—	21,972	—
Loss on put option	—	—	—	—	56,576	—
Core EBITDA	$165,482	$155,844	$160,270	$144,047	$134,687	$625,643

Total revenue	$660,955	$664,980	$679,291	$667,939	$649,610	$2,673,165
Core EBITDA margin	25.0%	23.4%	23.6%	21.6%	20.7%	23.4%

Revenue and Contribution (NOI) by Segment
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Segment revenues:
Warehouse	$600,387	$581,170	$1,198,097	$1,176,222
Transportation	50,637	58,072	107,490	126,150
Third-party managed	9,931	10,368	20,348	23,727
Total revenues	660,955	649,610	1,325,935	1,326,099

Segment contribution:
Warehouse	204,531	172,842	401,662	347,669
Transportation	8,850	9,809	20,372	21,469
Third-party managed	2,102	1,400	4,285	2,479
Total segment contribution	215,483	184,051	426,319	371,617

Reconciling items:
Depreciation and amortization expense	(89,649)	(84,892)	(181,744)	(169,916)
Selling, general, and administrative expense	(59,453)	(53,785)	(124,879)	(116,640)
Acquisition, cyber incident, and other expense, net	(3,013)	(27,235)	(18,011)	(34,382)
Gain from sale of real estate	—	2,528	3,514	2,337
Interest expense	(33,180)	(36,431)	(66,610)	(70,854)
Other, net	14,623	(415)	24,149	1,018
Loss on debt extinguishment and termination of derivative instruments	(110,682)	(627)	(115,864)	(1,172)
Impairment of related party loan receivable	—	(21,972)	—	(21,972)
Loss on put option	—	(56,576)	—	(56,576)
Loss from investments in partially owned entities	(1,034)	(709)	(1,983)	(1,357)
Loss from continuing operations before income taxes	$(66,905)	$(96,063)	$(55,109)	$(97,897)
We view and manage our business through three primary business segments—warehouse, transportation, third-party managed. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, case-picking, blast freezing, produce grading and bagging, ripening, kitting, protein boxing, repackaging, e-commerce fulfillment, and other recurring handling services.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation or dedicated services, we may charge a fixed fee. We supplemented our regional, national and truckload consolidation services with the transportation operations from various warehouse acquisitions. We also provide multi-modal global freight forwarding services to support our customers’ needs in certain markets.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to leading food manufacturers and retailers in their owned facilities. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services allows us to offer a complete and integrated suite of services across the cold chain.

Notes and Definitions
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, net debt to pro-forma Core EBITDA, segment contribution (‘NOI”) and margin, same store revenue and NOI, and maintenance capital expenditures.
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate and other assets, plus specified non-cash items, such as real estate asset depreciation and amortization impairment charge on real estate related assets and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as NAREIT FFO adjusted for the effects of Net (gain) loss on sale of non-real estate assets, Acquisition, cyber incident and other, net, Goodwill impairment, Loss on debt extinguishment and termination of derivative instruments, Foreign currency exchange (gain) loss, Gain on legal settlement related to prior period operations, Project Orion deferred costs amortization, Net (gain) loss from discontinued operations, Impairment of related party receivable, Loss on put option, and Gain on sale of LATAM JV. We also adjust for the impact of Core FFO on our share of reconciling items for partially owned entities, and gain from disposition of partially owned entities. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because NAREIT FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of NAREIT FFO and Core FFO measures of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of Amortization of deferred financing costs and pension withdrawal liability, Amortization of below/above market leases, Straight-line rental expense adjustment, Deferred income tax (benefit) expense, Stock-based compensation expense, Non-real estate depreciation and amortization, and Maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities and discontinued operations. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.

FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our quarterly and annual reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net (loss) income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, net (loss) income before interest expense, taxes, depreciation and amortization, net gain on sale of real estate, net of withholding taxes, and adjustment to reflect share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for Acquisition, cyber incident and other, net, Loss (gain) from investments in partially owned entities, Impairment of indefinite and long-lived assets, Foreign currency exchange (gain) loss, Stock-based compensation expense ,Loss on debt extinguishment and termination of derivative instruments, (Gain) loss on other asset disposals, Gain on legal settlement related to prior period operations, Project Orion deferred costs amortization, Gain from sale of partially owned entities, Net (gain) loss from discontinued operations, Impairment of related party receivable, and Loss on put option.We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. We calculate Core EBITDA margin as Core EBITDA divided by revenues. EBITDAre and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDAre and Core EBITDA have limitations as analytical tools, including:

NOI is calculated as earnings before interest expense, taxes, depreciation and amortization, and excluding corporate Selling, general, and administrative expense; Acquisition, cyber incident, and other, net; Impairment of indefinite and long-lived assets; gain or loss on sale of real estate and all components of non-operating other income and expense. Management believes that this is a helpful metric to measure period to period operating performance of the business.

•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, net debt to pro-forma Core EBITDA, contribution (‘NOI”) and margin, same store revenue and NOI, total real estate debt, total debt outstanding and maintenance capital expenditures.
Net debt to proforma Core EBITDA is calculated using total debt, plus deferred financing costs, less cash and cash equivalents, divided by pro-forma Core EBITDA. We calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions, dispositions and for rent expense associated with lease buy-outs and lease exits. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition. The pro-forma adjustment for leased facilities exited or purchased reflects the add-back for the related lease expense from the last year. The pro-forma adjustment for dispositions reduces Core EBITDA for the earnings of facilities disposed of or exited during the year, including the strategic exit of certain third-party managed business.
We define our “same store” population once annually at the beginning of the current calendar year. Our population includes properties owned or leased for the entirety of two comparable periods with at least twelve consecutive months of normalized operations prior to January 1 of the current calendar year. We define “normalized operations” as properties that have been open for operation or lease, after development or significant modification (e.g., expansion or rehabilitation subsequent to a natural disaster). Acquired properties are included in the “same store” population if owned by us as of the first business day of the prior calendar year (e.g. January 1, 2023) and are still owned by us as of the end of the current reporting period, unless the property is under development. The “same store” pool is also adjusted to remove properties that were sold or entered development subsequent to the beginning of the current calendar year. Beginning January of 2024, changes in ownership structure (e.g., purchase of a previously leased warehouse) no longer results in a facility being excluded from the same store population, as management believes that actively managing its real estate is normal course of operations. Additionally, management began to classify new developments (both conventional and automated facilities) as a component of the same store pool once the facility is considered fully operational and both inbounding and outbounding product for at least twelve consecutive months prior to January 1 of the current calendar year.

We calculate “same store revenue” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, cyber incident and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP.
We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards.
We define “total real estate debt” as the aggregate of the following: mortgage notes, senior unsecured notes, term loans and borrowings under our revolving line of credit. We define “total debt outstanding” as the aggregate of the following: total real estate debt, sale-leaseback financing obligations and financing lease obligations.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.